                                                                    EXHIBIT 4.16

                      NINTH AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

     This NINTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 22, 2002, by and among Coinstar, Inc., a Delaware corporation ("Borrower"), the financial institutions named on the signature pages hereof (each, a "Lender" and collectively the "Lenders"), and Comerica Bank-California, as Agent for the Lenders ("Agent"), with reference to the following facts:

     A. Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 1999, as amended (the "Credit Agreement").


     B. The parties desire to further amend the Credit Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. All references to "Imperial Bank" in the Loan Documents shall mean and refer to Comerica Bank-California.

     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

        (a) Section 2.2(a)(iv) is amended to read as follows:

            (iv) Term Facility B Loans. Each Term Facility B Loan shall be payable in sixteen (16) equal quarterly installments of principal, plus accrued interest, payable on the thirteenth (13th) day of each March, June, September and December, commencing on the first of such days to occur after the date such Loan is made, and ending on the Term Facility B Maturity Date, on which date the remaining outstanding principal amount of the Term Facility B Loans, together with accrued interest thereon and any other amounts owing under this Agreement shall be due and payable; provided however, that if this Agreement is not amended in accordance with Section
     9.1 to extend the Revolving Maturity Date beyond October 15, 2003, then the remaining outstanding principal amount of the Term Facility B Loans, together with accrued interest thereon and any other amounts owing under this Agreement, shall be due and payable on the Revolving Maturity Date.

        (b) The Term Facility B Note executed in connection with the Credit Agreement is hereby amended to conform to the changes in the Credit Agreement effected by this Amendment.

     3. Conditions to Effectiveness.

     This Amendment shall become effective as of March 22, 2002 (the "Effective Date"), only upon:

        (a) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

            (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders;

            (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment;

        (b) completion of such other matters and delivery of such other agreements, documents and certificates as the Agent or any Lender may reasonably request.

     4. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

        (a) Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

        (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

        (c) No Conflict. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

        (d) Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business).

        (e) Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

        (f) Incorporation of Representations and Warranties From Credit Agreement. Subject to compliance by Borrower with Section 5 of this Amendment, the representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

        (g) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     5. Miscellaneous.

        (a) Reference to and Effect on the Credit Agreement and the Other Loan Documents.

            (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

            (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

        (b) Fees and Expenses. All costs and expenses of the Agent and Lenders, including, but not limited to, reasonable attorneys' fees, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with
Section 9.5 of the Credit Agreement.

        (c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        (d) Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        (e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       COINSTAR, INC.

                                       By: /s/  Diane L. Renihan
                                          --------------------------------
                                       Title: CFO

                                       AGENT:

                                       COMERICA BANK-CALIFORNIA

                                       By: /s/ Jeff Roberts
                                          --------------------------------
                                       Title: Vice President

                                       LENDER:

                                       COMERICA BANK-CALIFORNIA

                                       By: /s/ Jeff Roberts
                                          --------------------------------
                                       Title: Vice President